                                                                     Exhibit 4.4

                                                                  Execution Copy

                                OPTION AGREEMENT

          OPTION AGREEMENT (this "Agreement"), dated as of November 16, 2001, by
                                  ---------
and between Constellation 3D Technology Limited, a corporation organized under the laws of the British Virgin Islands (the "Holder") and Constellation 3D,
                                             ------
Inc., a corporation organized under the laws of the State of Delaware (the "Corporation").
 -----------

                                   BACKGROUND

          1. The Holder and the Corporation are parties to that certain Loan Agreement, of even date herewith (the "Loan Agreement"), pursuant to which the
                                       --------------
Holder has agreed to provide to the Corporation certain advances.

          2. The Corporation has agreed to issue to the Holder a promissory note evidencing $15,000,000 being advanced by the Holder to the Corporation as of the date hereof pursuant to the Loan Agreement (the "Loan").
                                                        ----

          3. To induce the Holder to advance the Loan to the Corporation, the Corporation has, among other things, agreed to grant the Holder an option to convert the Loan (plus accrued and unpaid interest thereon) evidenced by the Note attached as Exhibit A hereto (the "Note") into shares of common stock, par
                 ---------              ----
value $.00001 per share, of the Corporation ("Common Stock").
                                              ------------

          4. Defined terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

                                      TERMS

          In consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the Holder and the Corporation agree as follows:

   Section 1.  Optional Conversion of Note.
               ---------------------------

          (a) Subject to and upon compliance with the terms of this Section 1, the Holder or its assignee shall have the right, at its option, at any time after the 45/th/ Business Day after the Closing Date and on or prior to November 18, 2002 (the "Termination Date"), to convert the unpaid principal amount of,
               ----------------
and the accrued and unpaid interest on (subject to adjustment for withholding as provided in Section 1(c) below), the Note into fully paid and non-assessable shares of the Corporation's Common Stock; provided, however, that, for so long
                                          --------  -------
as the initial Holder shall be the Holder of the Note, the Note may only be converted on the Termination Date. Such conversion shall be effected at the Note Conversion Rate (as defined below). The "Note Conversion Rate" shall be equal to
                                         --------------------
(x) the sum of the outstanding principal amount of the Note plus accrued and unpaid interest on the Note, including default interest, if any (the "Conversion Amount"), divided by (y) $0.646/1/ (the "Note Conversion
          -----------------                                   ---------------
Price"). The Holder may exercise its right to convert the Note in whole but not
-----
in part.

          (b) In order to exercise the conversion right, the Holder shall surrender the Note during regular business hours at the principal office of the Corporation, accompanied by written notice to the Corporation at said office that the Holder elects to convert the Note and shall specify the Conversion Amount. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock deliverable upon such conversion shall be issued. As promptly as practicable after the receipt of such notice and the surrender of the Note, but subject to Section 3, the Corporation shall deliver or cause to be delivered to the Holder or its designee or designees a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock deliverable upon conversion of the Note pursuant to the Holder's notice of conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Corporation and the Note shall have been surrendered (the "Date of Conversion"), and at such time the rights of
                            ------------------
the Holder shall cease with respect to the Conversion Amount converted and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record on the next succeeding day on which such stock transfer books are open, but in any event such conversion shall be at the Note Conversion Rate.

          (c) The number of shares of Common Stock issuable upon conversion of the Note in respect of accrued but unpaid interest thereon, including default interest, if any, shall be calculated net of any amounts required by law to be withheld at the time of such conversion (the "Withholding Amount"); provided,
                                              ------------------    --------
however, that the Withholding Amount shall not exceed 30% of such accrued but
-------
unpaid interest (or such higher amount required by law). The Corporation shall satisfy the Withholding Amount, if any, by deducting the number of shares of Common Stock (valued at the volume-weighted Market Price of such shares of Common Stock for the ten (10) consecutive trading day period ending one (1) trading day immediately prior to the Date of Conversion) issuable to the Holder upon conversion of the Note which are equal to the Withholding Amount; provided,
                                                                       --------
however, that, at the option of the Holder, the Withholding Amount may be
-------
satisfied in whole or in part by a cash payment to be made by the Holder to the Corporation on the Date of Conversion in lieu of deducting shares of Common Stock (it being understood that if the Holder elects to satisfy the Withholding Amount in part, but not in whole, in cash, then the number of shares of Common Stock to be deducted shall be calculated as provided for in this Section 2(c), after giving effect to such cash payment). As used herein, the term "Market Price" means, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the

__________________________
/1/ The Note Conversion Price shall be calculated based upon the average closing-bid price of the Corporation's Common Stock on the Nasdaq National Market System for the five (5) trading days immediately prior to the Closing Date.

Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the market price per share of Common Stock shall be deemed to be the fair value per share of such security as reasonably determined in good faith by the Board of Directors of the Corporation.

   Section 2.  Mandatory Conversion of Note. If the Holder shall not exercise
               ----------------------------
its right to convert the Note on or before the Termination Date, the Conversion Amount shall automatically be converted into Common Stock at the Note Conversion Rate on the first Business Day immediately following the Termination Date, without any further action by the Holder or the Corporation. As promptly as practicable thereafter the Corporation shall deliver or cause to be delivered to the Holder a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock deliverable upon conversion of the Note registered in the name of the Holder. As soon as practicable after the Termination Date, the Holder shall surrender the Note during regular business hours at the principal office of the Corporation.

   Section 3.  No Fractional Shares. No fractional shares shall be issued upon
               --------------------
conversion of the Note, and the number of shares of Common Stock to be issued shall be rounded upward to the nearest whole share.

   Section 4.  Adjustments to the Note Conversion Price.
               ----------------------------------------

          (a) In the event the Corporation at any time or from time to time after the date of issuance of the Note fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock then, as of such record date (or the date of such split or subdivision if no record date is fixed), the Note Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of the Note shall be increased in proportion to such increase in the aggregate number of shares issuable of Common Stock.

          (b) For so long as the Note remains unconverted, in the event that the Corporation shall issue any Additional Stock (as defined below), at a price per share that is lower at the record date for such issuance than the Market Price, then the Note Conversion Price in effect immediately prior to each such issuance (or deemed issuance pursuant to Section 4(f) hereof) shall be adjusted to a price determined by the following formula: (A + B) / (C + D), where "A" equals the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then applicable Note Conversion Price, where "B" equals the consideration, if any, received by the Corporation upon such issuance or sale, where "C" equals the total number of shares of Common Stock outstanding prior to issuance of the additional shares and where "D" equals any additional stock or conversion shares, or any other shares reserved for issuance which are associated with such financing, immediately after such issuance or sale. Such adjustment shall become effective at the close of business on the record date for the determination of stockholders entitled to receive such rights, options or warrants. For purposes of the calculation set forth in this Section 4(b), all shares of Common Stock outstanding and issuable upon conversion of outstanding Options and Convertible Securities immediately prior to giving effect to such calculation shall be deemed to be outstanding.

               As used herein, "Additional Stock" shall mean any shares of
                                ----------------
Common Stock or shares of Common Stock issuable pursuant to Convertible Securities issued or Options (or deemed to have been issued pursuant to Section 4(f) hereof) by the Corporation after the date of issuance of the Note, except:

               (i)   Common Stock issued pursuant to a transaction described in
Section 4(f) hereof;

               (ii) Common Stock or options to purchase such Common Stock issued to officers, employees or directors of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Corporation; provided, however, that the maximum
                                       --------  -------
number of shares of Common Stock heretofore or hereafter issued or issuable pursuant to all such agreements, plans and arrangements shall not exceed an aggregate (as constituted on the date hereof) of 6,484,948 shares of Common Stock;

               (iii) Common Stock issued or issuable upon conversion of the Debentures and any warrants of the Corporation outstanding as of the Closing Date described in the Corporation's Form 10-Q for the period ended September 30, 2001;

               (iv) Common Stock issued to the Holder upon conversion of the Note or otherwise; and

               (v) Common Stock issued in connection with an acquisition of another entity by the Corporation pursuant to an agreement approved by the Board of Directors.

          (c) No adjustment of the Note Conversion Price shall be made in an amount less than one-half of one cent ($0.005) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment to the Note Conversion Price. No adjustment of the Note Conversion Price pursuant to this Section 4(c) shall have the effect of increasing the Note Conversion Price in effect immediately prior to such adjustment.

          (d) In the case of the issuance of securities of the Corporation for cash, the amount of consideration received by the Corporation for such securities shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

          (e) In the case of the issuance of securities of the Corporation for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to have a dollar value equal to the fair market value of such non-cash consideration, irrespective of any accounting treatment thereof, as reasonably determined in good faith by a vote of the majority of the Board of Directors.

          (f) In the case of the issuance (whether before, on or after the date of issuance of the Note) of Options or Convertible Securities, the following provisions shall apply for all purposes of this Section 4:

               (i) With respect to Options to purchase Common Stock, the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(d) and (e) hereof), if any, received by the Corporation for such Options plus the minimum exercise price provided in such Options for Common Stock issuable thereunder.

               (ii) With respect to Convertible Securities and Options to purchase Convertible Securities, the aggregate maximum number of shares of Common Stock deliverable upon the conversion or exchange of any such Convertible Securities and the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Options to purchase Convertible Securities and the subsequent conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities or such Options were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities and Options, plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or the exercise of such Options and the conversion or exchange of the Convertible Securities issuable upon exercise of such Options (the consideration in each case to be determined in the manner provided in Sections 4(d) and(e) hereof).

               (iii) In the event of any change in the number of shares of Common Stock deliverable, or in the consideration payable to the Corporation, upon exercise of such Options or upon conversion or exchange of such Convertible Securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Note Conversion Price, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or the conversion or exchange of such Convertible Securities.

               (iv) Upon the expiration or termination of any such Options or any such rights to convert or exchange Convertible Securities, the Note Conversion Price, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Options and Convertible Securities which remain in effect) that were actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

               (v) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4(f)(i) and (ii) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 4(f)(iii) or (iv) hereof.

               (vi)  "Convertible Securities" means any indebtedness or shares
                      ----------------------
of stock convertible into or exchangeable for Common Stock.

               (vii) "Option" means rights, options or warrants to subscribe
                      ------
for, purchase or otherwise acquire Common Stock or Convertible Securities.

          (g) If at any time or from time to time there shall be a recapitalization or reclassification of Common Stock, provision shall be made so that the Holder shall thereafter be entitled to receive, upon conversion of the Note, the number of shares of stock or other securities or property of the Corporation or otherwise, receivable upon such recapitalization or reclassification by a holder of the number of shares of Common Stock into which the Note could have been converted immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holder after the recapitalization or reclassification to the end that the provisions of this
Section 4 (including adjustments of the Note Conversion Price then in effect and the number of shares purchasable upon conversion of the Note) shall be applicable after that event as nearly equivalent as may be practicable.

          (h) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(f) hereof, then, in each such case for the purpose of this Section 4(h), the Holder shall be entitled to a proportionate share of any such distribution as though such the Holder was the holder of the number of shares of Common Stock into which the Note is convertible as of the record date fixed for the determination of the holders of shares of Common Stock entitled to receive such distribution.

          (i) Before taking any action which would cause an adjustment reducing the Note Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon the conversion of the Note, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue registered, fully paid and non-assessable shares of the Common Stock at such adjusted Note Conversion Price.

          (j) Upon the occurrence of each adjustment or readjustment of the Note Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, certified by the Corporation's President or Chief Financial Officer. The Corporation shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustment and readjustment,
(ii) the Note Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Note.

          (k) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of delivery upon conversion of the Note as herein provided such number of shares of Common Stock as shall then be deliverable upon the conversion of the Conversion Amount, plus the maximum amount of accrued but unpaid interest, including default interest, if any, convertible pursuant to the Note. The Corporation covenants that all the shares of Common Stock which shall be so deliverable upon conversion of the Note shall be duly and validly issued, fully paid and non-assessable.

          (l) The delivery of certificates for shares of Common Stock upon the conversion of the Note shall be made without charge to the Holder for any documentary, stamp or similar issue or transfer tax in respect of the issuance of such certificates, and such certificates shall be delivered in the name of, or in such names as may be directed by, the Holder. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Common Stock in a name other than that of the Holder and no such issue or transfer and delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          (m) If the Common Stock of the Corporation ceases to be listed or authorized to be quoted on any national securities exchange or the public market for the Common Stock of the Corporation otherwise ceases to exist, the Corporation shall engage an investment bank, reasonably acceptable to the Corporation and the Holder, to determine the fair market value price of the Common Stock, from time to time in connection with the Note.

          (n) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to the Holder, at least twenty (20) calendar days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such right, and the amount and character of such right.

          (o) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder of the Note against impairment.

   Section 5.  Effectiveness of Agreement. This Agreement shall terminate if the
               --------------------------
Loan shall not have been advanced on or prior to the Funding Date.

   Section 6.  Representations and Warranties of the Corporation. The
               -------------------------------------------------
Corporation hereby makes the following representations and warranties to the Holder as of the date hereof and on the Date of Conversion:

          (a)  Authorization; Enforcement; Compliance with Other Instruments.
               -------------------------------------------------------------
The Corporation has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, (ii) the execution and delivery of this Agreement by the Corporation and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Corporation's Board of Directors and no further consent or authorization is required by the Corporation, its Board of Directors or its shareholders, (iii) this Agreement and the have been duly executed and delivered by the Corporation and (iv) this Agreement and the constitute the valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

          (b)  Capitalization. As of October 31, 2001, the authorized capital
               --------------
stock of the Corporation consisted of 100,000,000 shares of Common Stock, of which as of the date thereof, 50,189,824 shares are issued and outstanding, 6,484,948 shares are issuable upon exercise of outstanding stock options, whether or not currently exercisable, 3,500,943 shares are issuable upon exercise of outstanding warrants, whether or not currently exercisable, and 2,285,942 shares are issuable upon conversion of convertible loans. Schedule
                                                                    --------
6(b) sets forth the aggregate amount of shares of Common Stock issuable after
----
giving effect to all anti-dilution and similar provisions contained in any such warrants, options or convertible loans which are or will be applicable as a result of the issuance of the Note or the Conversion Shares (as defined below). Except as set forth in Section 4 of this Agreement or as disclosed on Schedule
                                                                      --------
6(b), no warrants, options, convertible loans or other securities of the
----
Corporation contain any anti-dilution or similar provisions. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, except as set forth on Schedule
                                                                      --------
6(b), (i) no shares of the Corporation's capital stock are subject to preemptive
----
rights or any other similar rights or are secured by any liens or encumbrances against the Corporation or its assets, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Corporation or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Corporation or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Corporation or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Corporation or any of its Subsidiaries,
(iv) there are no agreements or arrangements
under which the Corporation or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (v) there are no outstanding securities of the Corporation or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Corporation or any of its Subsidiaries is or may become bound to redeem a security of the Corporation or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution, most-favored-nation or similar provisions that will be triggered by the issuance of the Note pursuant to the Loan Agreement or the issuance of Common Stock upon conversion of the Note (the "Conversion Shares")
                                                           -----------------
and, (vii) the Corporation does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Corporation has furnished to the Holder true and correct copies of the Corporation's Articles of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Corporation's By-laws, as
             ----------------------------
in effect on the date hereof (the "By-laws"), and the terms of all securities
                                   -------
convertible or exchangeable into or exercisable for Common Stock and the material rights of the Holder thereof in respect thereto.

          (c)  No Conflicts. The execution, delivery and performance of this
               ------------
Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Corporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Corporation or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including without limitation United States federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market System) applicable to the Corporation or any of its Subsidiaries or by which any property or asset of the Corporation or any of its Subsidiaries is bound or affected. Except as set forth in Schedule 6(c) hereto, neither the Corporation
                                 -------------
nor its Subsidiaries is in violation of any term of, or in default under, (x) its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Corporation or its Subsidiaries, the non-compliance with which (in the case of clause (z) only) would reasonably be likely to result in a Material Adverse Effect. The business of the Corporation and its Subsidiaries is not being conducted in violation of any material law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act (or applicable "Blue Sky" laws), the Corporation is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Corporation is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

          (d)  Valid Issuance. When validly converted in accordance with the
               --------------
terms of this Agreement, the Conversion Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sale of the Note nor the issuance of the Conversion Shares will entitle the holder or holders of outstanding securities of the Corporation to preemptive or other rights to acquire shares of Common Stock of the Corporation.

          (e)  No Integrated Offering. Neither the Corporation, nor any of its
               ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the transactions contemplated by the Loan Agreement of this Agreement to be integrated with prior offerings by the Corporation for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq National Market System, nor will the Corporation or any of its Subsidiaries take any action or steps that would cause the transactions contemplated by this Agreement to be integrated with other offerings.

          (f)  Application of Takeover Protections. The Corporation and its
               -----------------------------------
board of directors have taken all necessary action, if any, in order to render inapplicable any anti-takeover provisions under applicable Delaware law or contained in the Corporation's Certificate of Incorporation or otherwise which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement.

          (g)  Rights Plan. Neither the Corporation nor any of its Subsidiaries
               -----------
has adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Corporation. The Corporation confirms that no provision of such a plan will, under any present or future circumstances, delay, prevent or interfere with the performance of any of the Corporation's obligations under this Agreement and such plan will not be "triggered" by such performance.

          (h)  Registration Rights and Voting. Except as set forth in Schedule
               ------------------------------                         --------
6(h), the Corporation and its Subsidiaries are not under any obligation and have
----
not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued. To the knowledge of the Corporation and its Subsidiaries, except as set forth in
Schedule 6(h), no stockholder of the Corporation or any of its Subsidiaries has
-------------
entered into any agreement with respect to the voting of the Corporation's securities.

          (i)  Representations and Warranties made in Loan Agreement. The
               -----------------------------------------------------
representations and warranties made by the Corporation in the Loan Agreement are hereby incorporated by reference herein.

   Section 7.  Delivery of Legal Opinion. In connection with the execution of
               -------------------------
this Agreement, the Corporation shall deliver to the Holder and Target Invest Consulting, LLC ("TIC") an opinion of outside counsel substantially in the form
                  ---
of Exhibit B attached hereto.
   ---------

   Section 8.  Miscellaneous Provisions.
               ------------------------

          (a)  Notices. All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by facsimile). Unless otherwise expressly provided herein, any such notice, request or demand shall be deemed to have been duly given or made when delivered by hand, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when sent, receipt electronically confirmed, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

   The Corporation:

               Constellation 3D, Inc.
               805 Third Avenue, 14/th/ Floor
               New York, New York  10022
               Attention: Craig Weiner, Esq.
               Telephone: (212) 308-3572
               Facsimile: (212) 308-3573

   The Holder:

               Constellation 3D Technology Limited
                c/o Zysman, Aharoni, Gayer and Co.
               52A Hayarkon St.
               Tel Aviv 63432  Israel
               Attention: Jonathan Sherman, Adv.
               Telephone: 972-3-79 55 5552
               Facsimile: 972-3-79-55 5550

          (b)  No Waiver; Cumulative Remedies. No failure to exercise and no
               ------------------------------
delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          (c)  Survival of Representations and Warranties. All representations
               ------------------------------------------
and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the issuance of Common Stock upon the conversion of the Note.

          (d)  Modifications. No modification or waiver of any provision of this
               -------------
Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          (e)  Assignment; Successors and Assigns. The Holder may without
               ----------------------------------
notice, transfer or assign this Agreement or any interest herein to any Person, including, without limitation, to TIC. The Corporation may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Holder. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Corporation and the Holder, all future holders of the Note and their respective successors and assigns.

          (f)  Entire Agreement. This Agreement, together with the Loan
               ----------------
Agreement and the Loan Documents, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matters contained therein.

          (g)  Severabilitv. In case any one or more of the provisions contained
               ------------
in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect by a court or other authority of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof. This Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In lieu of each such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          (h)  Further Assurances. The Corporation shall take all actions as the
               ------------------
Holder shall reasonably request to more fully carry out the intentions of this.

          (i)  Counterparts. This Agreement may be executed by one or both of
               ------------
the parties to this Agreement on separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          (j)  Governing Law. This Agreement and the rights and obligations of
               -------------
the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to principles of conflicts of laws.

          (k)  Specific Performance. The Corporation acknowledges and agrees
               --------------------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Holder shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Holder may be entitled by law or equity.

         (l) SUBMISSION TO JURISDICTION; WAIVERS. THE CORPORATION HEREBY
             -----------------------------------
IRREVOCABLY AND UNCONDITIONALLY: (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK; (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE CORPORATION AT ITS ADDRESS SET FORTH IN
SECTION 8(a) OR AT SUCH OTHER ADDRESS OF WHICH THE HOLDER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND (E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         (m) WAIVER OF JURY TRIAL. EACH OF THE CORPORATION AND THE HOLDER HEREBY
             --------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         (n) Acknowledgments. The Corporation hereby acknowledges that: (a) it
             ---------------
has been advised by counsel in the negotiation, execution and delivery of this Agreement; (b) the Holder has no fiduciary relationship to the Corporation, and the relationship between the Corporation on one hand, and the Holder, on the other hand, is solely that of debtor and creditor under the Loan Agreement; and
(c) no joint venture exists among the Corporation and the Holder.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                            CONSTELLATION 3D, INC.

                                            By: /s/ Leonardo Berezowsky
                                                --------------------------------
                                                Name:  Leonardo Berezowsky
                                                Title: Director



                                            CONSTELLATION 3D TECHNOLOGY LIMITED

                                            By: /s/ Eugene Levich
                                                --------------------------------
                                                Name:  Eugene Levich
                                                Title: Director

                                                                       Exhibit A
                                                                       ---------

                                      NOTE
                                      ----

                                                                       Exhibit B
                                                                       ---------

                              FORM OF LEGAL OPINION
                              ---------------------

                                      B-1